UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2012 (December 28, 2012)

SINO GAS INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in Charter)

Utah	000-51364	90-0438712

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.18 Zhong Guan Cun Dong St.

Haidian District

Beijing 100083, People’s Republic of China

(Address of Principal Executive Offices)

86-10-82600527

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2012, Sino Gas International Holdings, Inc. (the “Company”) entered into an $8,000,000 loan agreement (the “Agreement”) with Goldfield International Investment Ltd. (the “Lender”) pursuant to which the Company issued an $8,000,000 note (the “Note”) with a maturity date of December 20, 2013 (the “Transaction”). Pursuant to the Note, interest will accrue on the loan at a rate of 8% per annum subject to adjustment upon the occurrence of certain events. The Note is convertible into shares of common stock of the Company at an initial rate of $0.31 per share. The Company will use the proceeds of the Transaction to settle amounts due on the 8% Senior Secured Convertible Notes dated November 30, 2009 and December 23, 2009, as amended. In order to secure the Transaction, the Company, pursuant to a pledge agreement dated December 21, 2012 (the “Pledge Agreement”), pledged 100% of the shares of GAS Investment China Co., Ltd., a British Virgin Islands company.

The Note, the Agreement, and the Pledge Agreement are hereby filed as Exhibits 4.1, 10.1, and 10.2 to this Current Report on Form 8-K. The foregoing summary of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02. The consummation of the Transaction will rely on exemptions from registration under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Convertible Note, dated December 21, 2012

10.1	Loan Agreement, dated December 21, 2012

10.2	Pledge Agreement, dated December 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

Date: December 28, 2012	By:	/s/ Yuchuan Liu
Name: Yuchuan Liu
Title: Chief Executive Officer